Exhibit D2
SCHEDULE A
dated February 23, 2011
to the
ADVISORY AGREEMENT
dated August 1, 2010, as amended, between
RYDEX SERIES FUNDS
and
SECURITY INVESTORS, LLC
The Trust will pay to the Adviser as compensation for the Adviser’s services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

Fund	Rate
Nova	0.75%
Inverse S&P 500 Strategy	0.90%
NASDAQ-100®	0.75%
Inverse NASDAQ-100® Strategy	0.90%
Mid-Cap 1.5x Strategy	0.90%
Russell 2000® 1.5x Strategy	0.90%
Government Long Bond 1.2x Strategy	0.50%
Europe 1.25x Strategy	0.90%
S&P 500 Pure Value	0.75%
S&P 500 Pure Growth	0.75%
S&P Mid Cap 400 Pure Value	0.75%
S&P Mid-Cap 400 Pure Growth	0.75%
Inverse Mid-Cap Strategy	0.90%
S&P Small-Cap 600 Pure Value	0.75%
S&P Small-Cap 600 Pure Growth	0.75%
Inverse Russell 2000® Strategy	0.90%
Strengthening Dollar 2x Strategy	0.90%
Weakening Dollar 2x Strategy	0.90%
U.S. Government Money Market	0.50%
High Yield Strategy	0.75%
International 2x Strategy*	0.75%
Equity Market Neutral (formerly Global Market Neutral)	1.20%
Consumer Products	0.85%
Electronics	0.85%
Energy Services	0.85%
Financial Services	0.85%
Health Care	0.85%
Internet	0.85%
Leisure	0.85%
Precious Metals	0.75%
Real Estate	0.85%
Retailing	0.85%
Technology	0.85%
Telecommunications	0.85%
Transportation	0.85%
Utilities	0.85%
Commodities Strategy	0.75%
U.S. Long Short Momentum (formerly, All-Cap Opportunity)	0.90%
S&P 500	0.75%
Russell 2000®	0.75%
Inverse International 2x Strategy*	0.75%
All-Asset Moderate Strategy	0.00%
All-Asset Aggressive Strategy	0.00%
Alternative Strategies Allocation	0.00%

A-1

Fund	Rate
Long/Short Commodities Strategy	0.90%
Multi-Hedge Strategies	1.15%
Banking	0.85%
Basic Materials	0.85%
Biotechnology	0.85%
Managed Futures Strategy	0.90%
Inverse High Yield Strategy	0.75%
Energy	0.85%
Inverse Government Long Bond Strategy	0.90%
All-Asset Conservative Strategy	0.00%
International Long Short Select (formerly International Opportunity)	0.90%
Event Driven and Distressed Strategies	0.90%
Alternative Strategies	0.90%
Long Short Equity Strategy	0.90%
Long Short Interest Rate Strategy	0.75%
Japan 2x Strategy	0.75%
Emerging Markets 2x Strategy	0.90%
Inverse Emerging Markets 2x Strategy	0.90%
Global Managed Futures Strategy Fund	[1.00%]

*	Denotes Funds that have not yet commenced operations.
Additions are noted in bold.

A-2